                                                                   EXHIBIT 10.22

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.

                               WARRANT AGREEMENT

                   To Purchase Shares of the Common Stock of

                            Broadband Sports, Inc.

               Dated as of April 12, 2000 (the "Effective Date")


     WHEREAS, Broadband Sports, Inc., a Delaware corporation (the "Company") has entered into a Strategic Agreement dated as of April 12, 2000 (the "Strategic Agreement") with DIRECTV Enterprises, Inc. (the "Warrantholder");

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in consideration of the Strategic Agreement, the Company and Warrantholder agree as follows:

1.   GRANT OF THE RIGHT TO PURCHASE COMMON STOCK.

     The Company hereby grants to the Warrantholder, and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe to and purchase, from the Company, 13,608,834 fully paid and non-assessable shares of the Company's Common Stock ("Common Stock"), subject to such shares having vested pursuant to Section 2, at a purchase price of $1.40 per share (the "Exercise Price"). The number and purchase price of such shares are subject to adjustment as provided in Section 8 hereof; provided, however, that in the event that, within six (6) months from the Effective Date, the Company shall issue Common Stock in a single sale or a series of related sales involving a committed stock purchase price of more than $10,000,000 (or a number of shares of Common Stock in excess of 7,500,000) at a price (taking into account cash and non-cash consideration received by the Company in connection with such issuance) other than $1.40 share (subject to proportional adjustment to reflect any stock split or similar recapitalization event), then, with reference to the first such sale (only and as applicable), the per share exercise price for the Warrants shall be revised upward or downward (as applicable) to a per share price equal to the per share price for the Common Stock sold in connection with such first sale. By way of clarification, the exercise price of the Warrant shall only be subject to a single adjustment pursuant to the provisions of this Section.

2.   TERM AND VESTING.

     (a) Vesting. The following number of shares of Common Stock purchasable upon exercise of the Warrants as stated in Section 1 shall vest as follows:

          1,134,069 shares         July 1, 2000
          1,134,070 shares         October 1, 2000
          1,134,069 shares         January 1, 2001
          1,134,070 shares         April 1, 2001
          4,536,278 shares         April 1, 2002
          4,536,278 shares         April 1, 2003

; provided that the Strategic Agreement has not been terminated as of the date of vesting set forth above. If the Strategic Agreement has been terminated, then no additional shares of Common Stock shall vest and the right to purchase such additional shares under this Agreement shall terminate.

     (b) Term. Subject to the terms of this Warrant, including the vesting schedule set forth above in Section 2(a), the Warrant may be exercised, at any time after the Effective Time, in whole or from time to time in part, at the option of the Holder until 5:00 p.m., Los Angeles Time, within three years from the date of vesting (each a "Termination Date").

3.   EXERCISE OF THE PURCHASE RIGHTS.

     The purchase rights set forth in this Warrant Agreement are exercisable by the Warrantholder, in whole or in part, at any time, or from time to time, prior to the expiration of the term set forth in Section 2 above, by tendering to the Company at its principal office a notice of exercise in the form attached hereto as Exhibit A (the "Notice of Exercise"), duly completed and executed. Promptly upon receipt of the Notice of Exercise and the payment of the purchase price in accordance with the terms set forth below, and in no event later than twenty-one
(21) days thereafter, the Company shall issue to the Warrantholder a certificate for the number of shares of Common Stock purchased and shall execute the acknowledgment of exercise in the form attached hereto as Exhibit B (the "Acknowledgment of Exercise") indicating the number of shares which remain subject to future purchases, if any.

     The Exercise Price may be paid at the Warrantholder's election either (i) by cash or check, or (ii) by surrender of Warrants ("Net Issuance") as determined below. If the Warrantholder elects the Net Issuance method, the Company will issue Common Stock in accordance with the following formula:

          X = Y(A-B)
              ------
                A

Where:X =  the number of shares of Common Stock to be issued to the
           Warrantholder.

      Y = the number of shares of Common Stock requested to be exercised under this Warrant Agreement.

      A =  the fair market value of one (1) share of Common Stock.

      B =  the Exercise Price.

     For purposes of the above calculation, current fair market value of Common Stock shall mean with respect to each share of Common Stock:

          (i) if the exercise is in connection with an initial public offering of the Company's Common Stock, and if the Company's Registration Statement relating to such public offering has been declared effective by the SEC, then the fair market value per share shall be the initial "Price to Public" specified in the final prospectus with respect to the offering;

          (ii) if this Warrant is exercised after, and not in connection with the Company's initial public offering, and:

               (a) if traded on a securities exchange, the fair market value shall be deemed to be the average of the closing prices over a five (5) day period ending three days before the day the current fair market value of the securities is being determined; or

               (b) if actively traded over-the-counter, the fair market value shall be deemed to be the average of the closing bid and asked prices quoted on the NASDAQ system (or similar system) over the five (5) day period ending three days before the day the current fair market value of the securities is being determined.

          (iii) if at any time the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the current fair market value of the Common Stock shall be at the highest price per share which the Company could obtain on the date of calculation from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by its Board of Directors, unless the Company shall become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the fair market value of Common Stock shall be deemed to be the value received by the holders of the Company's Common Stock on a common equivalent basis pursuant to such merger or acquisition.

     Upon partial exercise by either cash or Net Issuance, the Company shall promptly issue an amended Warrant Agreement representing the remaining number of shares purchasable hereunder. All other terms and conditions of such amended Warrant Agreement shall be identical to those contained herein, including, but not limited to the Effective Date hereof.

4.   RESERVATION OF SHARES.

     Authorization and Reservation of Shares. During the term of this Warrant Agreement, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the rights to purchase Common Stock as provided for herein.

5.   NO FRACTIONAL SHARES OR SCRIP.

     No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

6.   NO RIGHTS AS SHAREHOLDER.

     This Warrant Agreement does not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company, including the right to receive dividends, prior to the exercise of the Warrant.

7.   WARRANTHOLDER REGISTRY.

     The Company shall maintain a registry showing the name and address of the registered holder of this Warrant Agreement.

8.   ADJUSTMENT RIGHTS.

     The purchase price per share and the number of shares of Common Stock purchasable hereunder are subject to adjustment, as follows:

     (a) Merger and Sale of Assets. If at any time there shall be (i) a capital reorganization of the shares of the Company's Common Stock (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or (ii) a merger or consolidation of the Company with or into another corporation whether or not the Company is the surviving corporation, or (iii) the sale of all or substantially all of the Company's properties and assets to any other person (a "Merger-Event"), this Warrant shall, after such reorganization, consolidation, merger or sale, be exercisable, upon payment of the Exercise Price, for the kind and number of shares of stock or other securities or property of the Company or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold to which such holder would have been entitled if he had held the common stock issuable upon the exercise hereof immediately prior to such reorganization, consolidation, merger or sale. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant Agreement with respect to the rights and interest of the Warrantholder after the Merger Event to the end that the provisions of this Warrant Agreement (including adjustments of the Exercise Price and number of shares of Common Stock purchasable) shall be applicable to the greatest extent possible.

     (b) Reclassification, etc. If the Company, at any time while this Warrant or any portion hereof remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted.

     (c) Split, Subdivision or Combination of Shares. If the Company, at any time while this Warrant or any portion hereof remains outstanding and unexpired, shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist into a different number of securities of the same class, the Exercise Price for such securities and the number of securities into which this Warrant is convertible shall be proportionately adjusted.

     (d) Stock Dividends. If , at any time while the Warrants, or any portion hereof, are outstanding and unexpired, the holders of the securities issuable upon exercise thereof shall have received, or on or after the record date fixed for the determination of eligible stockholders shall have become entitled to receive, without payment therefore, other or additional stock or other securities or property (other than cash) of the Company, by way of dividend or other distribution, then and in each case, such Warrant shall thereafter represent the right to acquire, in addition to the number of shares of the security issuable upon exercise of such Warrant, and without payment by the Holder of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such Holder would have held on the date of such exercise had such Holder been the holder of record of the security receivable upon exercise of such Warrant on the date of this Agreement and had thereafter, during the period from the date of this Agreement to and including the date of such exercise, retained such shares and/or all other additional stock available to it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section.

     (e) Notice of Adjustments. If: (i) the Company shall declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities; (ii) there shall be any Merger Event; or (iii) there shall be any voluntary dissolution, liquidation or winding up of the Company; then, in connection with each such event, the Company shall send to the Warrantholder:
(A) at least twenty (20) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, subscription rights (specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of such Merger Event, dissolution, liquidation or winding up; and (B) in the case of any such Merger Event, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding up).

     Each such written notice shall set forth, in reasonable detail, (i) the event requiring the adjustment, (ii) the amount of the adjustment, (iii) the method by which such adjustment was calculated, (iv) the Exercise Price, and (v) the number of shares subject to purchase hereunder after giving effect to such adjustment, and shall be given by first class mail, postage prepaid, addressed to the Warrantholder, at the address as shown on the books of the Company.

     (f) All such notices, advises and communications shall be deemed to have been received, (i) indicates the personal delivery on the date of such delivery,
(ii) in the case of mailing by first-class mail, on the fifth business day following the date of such mailing, and (iii) in the case of delivery by over-night courier, on the first business day following the date of mailing.

9.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

     (a) Reservation of Common Stock. The Common Stock issuable upon exercise of the Warrantholder's rights has been duly and validly reserved and, when issued in accordance with the provisions of this Warrant Agreement, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances created by the Company of any nature whatsoever; provided, however, that the Common Stock issuable pursuant to this Warrant Agreement may be subject to restrictions on transfer under state and/or Federal securities laws, this Warrant Agreement and the Bylaws of the Company. The issuance of certificates for shares of Common Stock upon exercise of the Warrant Agreement shall be made without charge to the Warrantholder for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock. The Company shall not be required to pay any tax which may be payable in respect of any transfer involved and the issuance and delivery of any certificate in a name other than that of the Warrantholder.

     (b) Due Authority. The execution and delivery by the Company of this Warrant Agreement and the performance of all obligations of the Company hereunder, including the issuance to Warrantholder of the right to acquire the shares of Common Stock, have been duly authorized by all necessary corporate action on the part of the Company, and this Warrant Agreement is not inconsistent with the Company's Charter or Bylaws, does not contravene any law or governmental rule, regulation or order applicable to it, does not and will not contravene any material provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound, and this Warrant Agreement constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     (c) Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, Federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Warrant Agreement, except for the filing of notices pursuant to Regulation D under the 1933 Act and any filing required by applicable state securities law, which filings will be effective by the time required thereby.

     (d) Issued Securities. All issued and outstanding shares of Common Stock, Preferred Stock or any other securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of Common Stock, Preferred Stock and any other securities were issued in full compliance with all Federal and state securities laws.

     (e) Exempt Transaction. Subject to the accuracy of the Warrantholder's representations in Section 10 hereof, the issuance of the Common Stock upon exercise of this Warrant will constitute a transaction exempt from (i) the registration requirements of Section 5 of the 1933 Act, in reliance upon Section 4(2) thereof, and (ii) the qualification requirements of California state securities laws.

10.  REPRESENTATIONS AND COVENANTS OF THE WARRANTHOLDER.

     This Warrant Agreement has been entered into by the Company in reliance upon the following representations and covenants of the Warrantholder:

     (a) Investment Purpose. The right to acquire Common Stock, or the Common Stock issuable upon exercise of the Warrantholder's rights contained herein and the Common Stock issuable upon conversion of the Common Stock will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Warrantholder has no present intention of selling or engaging in any public distribution of the same .

     (b) Private Issue. The Warrantholder understands (i) that the Common Stock issuable upon exercise of this Warrant is not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant Agreement will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this Section 10.

     (c) Disposition of Warrantholder's Rights. In no event will the Warrantholder make a disposition of any of its rights to acquire Common Stock or the Common Stock, unless and until (i) it shall have notified the Company of the proposed disposition, and (ii) if requested by the Company, it shall have furnished the Company with an opinion of counsel (which counsel may either be inside or outside counsel to the Warrantholder) satisfactory to the Company and its counsel to the effect that (A) appropriate action necessary for compliance with the 1933 Act has been taken, or (B) an exemption from the registration requirements of the 1933 Act is available. Notwithstanding the foregoing, the restrictions in this Section 10(c) imposed upon the transferability of any of its rights to acquire Common Stock, or Common Stock issuable on the exercise of such rights do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, and shall terminate as to any particular share of Common Stock when (1) such security shall have been effectively registered under the 1933 Act and sold by the holder thereof in accordance with such registration or (2) such security shall have been sold without registration in compliance with Rule 144 under the 1933 Act, or (3) a letter shall have been issued to the Warrantholder at its request by the staff of the Securities and Exchange Commission or a ruling shall have been issued to the Warrantholder at its request by such Commission stating that no action shall be recommended by such staff or taken by such Commission, as the case may be, if such security is transferred without registration under the 1933 Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the Warrantholder or holder of a share of Common Stock then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such holder, one or more new certificates for the Warrant or for such shares of Common Stock not bearing any restrictive legend.

     (d) Financial Risk. The Warrantholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

     (e) Risk of No Registration. The Warrantholder understands that if the Company does not register with the Securities and Exchange Commission pursuant to Section 12 of the 1934 Act (the "1934 Act"), or file reports pursuant to
Section 15(d), of the 1934 Act, or if a registration statement covering the securities under the 1933 Act is not in effect when it desires to sell (i) the rights to purchase Common Stock pursuant to this Warrant Agreement, or (ii) the Common Stock issuable upon exercise hereof, it may be required to hold such securities for an indefinite period. The Warrantholder also understands that any sale of its rights of the Warrantholder to purchase Common Stock which might be made by it in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule.

     (f) Accredited Investor. Warrantholder is an "accredited investor" within the meaning of the Securities and Exchange Rule 501 of Regulation D.

     (g) Investor Rights Agreement. The Warrantholder shall become a party to the Company's existing Investor Rights Agreement dated as of May 21, 1999, as amended from time to time and agrees to be bound by the provisions therein, including the "Market Startup Policies".

11.  TRANSFERS.

     Subject to the terms and conditions contained in Section 10 hereof, this Warrant Agreement and all rights hereunder are transferable in whole or in part by the Warrantholder and any successor transferee upon the prior written consent of the Company (which such consent shall not be unreasonably withheld), provided that Warrantholder may, without the consent of the Company, transfer this Warrant Agreement to any direct, or indirect, wholly-owned subsidiary of Warrantholder. The transfer shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit C (the "Transfer Notice"), at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. No transfer of this Warrant Agreement, any shares of Common Stock issuable upon exercise hereof shall be effective unless the Company shall first receive from such proposed transferee a written agreement, satisfactory to the Company, providing that such transferee is subject to all of the terms and conditions hereof.

12.  MISCELLANEOUS.

     (a) Effective Date. Except as otherwise provided herein, the provisions of this Warrant Agreement shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Company on the date hereof. This Warrant Agreement shall be binding upon any successors or assigns of the Company.

     (b) Attorney's Fees. In any litigation, arbitration or court proceeding between the Company and the Warrantholder relating hereto, the prevailing party shall be entitled to attorneys' fees and expenses and all costs of proceedings incurred in enforcing this Warrant Agreement.

     (c) Governing Law. This Warrant Agreement shall be governed by and construed for all purposes under and in accordance with the laws of the State of California.

     (d) Counterparts. This Warrant Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (e) Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, facsimile transmission (provided that the original is sent by personal delivery or mail as hereinafter set forth) or seven (7) days after deposit in the United States mail, by registered or certified mail, addressed (i) to the Warrantholder at DIRECTV, 2230 East Imperial Highway, El Segundo, California 90245, Fax No. (310) 535-5420, Attn: Vice President of New Ventures, with a separate copy to the attention of the General Counsel, Fax No. (310) 726-4991; and (ii) to the Company at 2120 Colorado Blvd. 2nd Floor, Santa Monica, CA 90404, Attention:
General Counsel (and/or if by facsimile,

(310) 453-8101) or at such other address as any such party may subsequently designate by written notice to the other party.

     (f) Remedies. In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where Warrantholder will not have an adequate remedy at law and where damages will not be readily ascertainable.

     (g) No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment.

     (h) Survival. The representations, warranties, covenants and conditions of the respective parties contained herein or made pursuant to this Warrant Agreement shall survive the execution and delivery of this Warrant Agreement.

     (i) Severability. In the event any one or more of the provisions of this Warrant Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

                    [This space intentionally left blank.]

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by its officer thereunto duly authorized as of the date first set forth above.

                                  The Company:

                                  BroadBand Sports, Inc.



                                  By:
                                     -------------------------------

                                  Its:
                                      ------------------------------



                                  The Warrantholder:

                                  DIRECTV ENTERPRISES, INC.



                                  By:
                                     -------------------------------

                                  Its:
                                      ------------------------------